     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2000
                                                  REGISTRATION NO. _____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               -----------------

                         FGIC SECURITIES PURCHASE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                              13-36333082
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
             INCORPORATION OR                     IDENTIFICATION NUMBER)
              ORGANIZATION)

                                  115 BROADWAY
                            NEW YORK, NEW YORK 10006
                                 (212) 312-2000
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                  Ann C. Stern
                         FGIC SECURITIES PURCHASE, INC.
                                  115 Broadway
                            New York, New York 10006
                                 (212) 312-3000

            (Name, address Including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                             JOHN W. VAN COTT, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                               -----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration as determined by market conditions.

                               -----------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     This Registration Statement also covers Liquidity Facility Obligations issued in connection with any remarketing of Securities purchased by the Registrant or its affiliates.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                           PROPOSED              PROPOSED
                                                            MAXIMUM               MAXIMUM             AMOUNT OF
   TITLE OF EACH CLASS OF          AMOUNT TO BE            AGGREGATE             AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED             PER UNIT*          OFFERING PRICE*            FEE
--------------------------------------------------------------------------------------------------------------------
     Liquidity Facility           $1,000,000,000              100%             $1,000,000,000         $264,000
         Obligations
====================================================================================================================

* Estimated solely for the purpose of determining the registration fee.

                               -----------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

           PRELIMINARY, SUBJECT TO COMPLETION, DATED OCTOBER 5, 2000

                                 $1,000,000,000

                         PRINCIPAL AMOUNT PLUS INTEREST

                         LIQUIDITY FACILITY OBLIGATIONS

                                       OF

                         FGIC SECURITIES PURCHASE, INC.

     FGIC Securities Purchase, Inc. intends to offer from time to time, in connection with the issuance by municipal authorities of adjustable or floating rate debt securities (the "Securities"), our obligations (the "Obligations") under one or more liquidity facilities (the "Liquidity Facilities"). The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus or offering statement. The Obligations will not be severable from the Securities and may not be separately traded. This Prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Securities purchased by us or by our affiliates.

     We will issue the Obligations from time to time to provide liquidity for certain adjustable or floating rate Securities issued by municipal authorities. The specific terms of the Obligations and the Securities to which they relate will be set forth in a prospectus supplement to this Prospectus (a "Prospectus Supplement"). Each issue of Obligations may vary, where applicable, depending upon the terms of the Securities to which the issuance of Obligations relates.

     We are a Delaware corporation that was incorporated in 1990. Our principal executive office is 115 Broadway, New York, New York 10006 and our telephone number is (212) 312-3000. Unless the context otherwise indicates, the terms "Company," "we," "us" or "our" mean FGIC Securities Purchase, Inc. You should read the information below under the heading "THE COMPANY".

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

                 The date of this Prospectus is October 5, 2000.

     We have provided the information contained in this Prospectus. We are submitting this Prospectus in connection with the future sale of the securities summarized below under the heading "SUMMARY". This Prospectus may not be reproduced or used, in whole or in part, for any other purposes.

     The reader of this Prospectus should rely only on the information contained or incorporated by reference in this Prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     This Prospectus and the applicable Prospectus Supplement constitute a prospectus with respect to the Obligations of the Company under the Liquidity Facilities to be issued from time to time by us in support of the Securities. We do not anticipate that registration statements with respect to the Securities issued by municipal authorities will be filed under the Securities Act of 1933, as amended.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual and other reports and information with the Securities and Exchange Commission (the "Commission"). You may read and copy any of these documents at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov. We do not intend to deliver to holders of the Obligations an annual report or other report containing financial information.

                           INCORPORATION BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we will file with the Commission will automatically update or supersede this information. We incorporate by reference (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2000. We also incorporate by reference any future filings made with the Commission pursuant to Sections 13
(a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended, until such time as all of the Obligations covered by this prospectus have been sold.

     You may request a copy of these filings, at no cost, as follows: Corporate Communications Department, FGIC Securities Purchase, Inc., 115 Broadway, New York, New York 10006, Telephone: (212) 312-3000.

     You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and the accompanying prospectus supplement or any sale of the Obligations. Additional updating information with respect to the matters discussed in this prospectus and the accompanying prospectus supplement may be provided in the future by means of appendices or supplements to this prospectus and the accompanying prospectus supplement or other documents including those incorporated by reference.

                                     SUMMARY

     The proposed structure will be utilized to provide liquidity through a "put" mechanism for floating or adjustable rate Securities issued by municipal authorities. Such Securities typically include a tender feature that permits broker-dealers to establish interest rates on a periodic basis which would enable the Securities to be remarketed at par and that provides a secondary market liquidity mechanism for holders desiring to sell their Securities. Such Securities will be remarketed pursuant to an agreement under which the broker-dealers will be obligated to use "best efforts" to remarket the Securities. In the event that they cannot be remarketed, the Company will be obligated, pursuant to a standby purchase agreement (each, a "standby purchase agreement") with the issuer, remarketing agent, tender agent or trustee of the Securities, to purchase unremarketed Securities, from the holders desiring to tender their Securities (the "put option"). This facility will assure holders of Securities of liquidity for their Securities even when market conditions preclude successful remarketing.

     The proposed structure may also be used in connection with concurrent offerings of variable rate demand securities ("VRDNs") and convertible inverse floating rate securities ("INFLOs") issued by municipalities. VRDNs and INFLOs are municipal derivative securities pursuant to which (i) the interest rate on the VRDNs is a variable interest rate which is re-set by the remarketing agent or pursuant to a stated formula from time to time (not to exceed a stated maximum rate) (the "VRDN Rate") and (ii) the interest rate on the INFLOs is concurrently re-set at a rate equal to twice (or some other specified multiple of) a specified Linked Rate minus the fee charged by the Company for the Liquidity Facility. The owners of VRDNs have the optional right to tender their VRDNs to the issuer for purchase and, in the event the remarketing agent does not successfully remarket the tendered VRDNs, the Company is obligated to pay the purchase price therefor to such owners pursuant to the terms of its liquidity facility.

     If an owner of INFLOs desires a fixed rate of interest not subject to fluctuation based on the inverse floating rate equation described above, such owner may elect to purchase from VRDN holders an amount of VRDNs equal to the principal amount of INFLOs for which such INFLO owner desires a fixed rate of interest. The net effect of such purchase is to "link" an equal principal amount of VRDNs and INFLOs and thereby set a fixed interest rate on the combined securities. If the owner of such combined securities so elects, the owner may "de-link" his or her VRDNs and INFLOs. The remarketing agent will then remarket the VRDNs at a re-set interest rate and the INFLOs retained by the de-linking owner will again continue to vary and to be re-set whenever the interest rate of the VRDNs are re-set. An INFLOs owner may also elect to permanently link his or her INFLOs with an equal principal amount of VRDNs and thereby permanently fix the interest rate on the combined securities to their stated maturity; once permanent linkage is effected, no subsequent de-linkage is permitted.

     Until such time as VRDNs are permanently linked to INFLOs, the VRDNs will remain subject to remarketing in the manner noted above and the Company will remain obligated to purchase unremarketed VRDNs in connection with the optional right of holders to tender their VRDNs for purchase.

     The fees for providing the liquidity mechanism will be paid by the issuer or other entity specified in the applicable Prospectus Supplement, typically over the life of the liquidity facility or, in the case of VRDNs, until such time as a VRDN is permanently linked with an INFLO. Except as otherwise provided in a Prospectus Supplement, in order to obtain funds to purchase unremarketed Securities, the Company will enter into one or more standby loan agreements (each, a "standby loan agreement") with General Electric Capital Corporation and its permitted assignees (the "Standby Lender") under which the Standby Lender will be irrevocably obligated to lend funds to the Company as needed to purchase Securities for which the put option has been exercised. Except as otherwise provided in a Prospectus Supplement, the standby purchase agreement between the Company and the trustee, issuer or other specified entity will provide that without the consent of the issuer and the trustee for the holders of the Securities, the Company will not agree or consent to any amendment, supplement or modification of the related standby loan agreement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the issuer or other specified entity, or the holders of the Securities.

     Except as otherwise provided in a Prospectus Supplement, the obligations of the Company under the standby purchase agreement may only be terminated upon the occurrence of certain events including non-payment of fees due to the Company from the issuer or other specified entity, the taking of any state action that would impair the ability of the issuer or other specified entity to comply with the covenants and obligations under the indenture or resolution pursuant to which the Securities are issued (the "Indenture") or under a related municipal financing agreement or any right or remedy of the Company or the holder of Securities to enforce such covenants and obligations, the failure of the issuer to comply with certain covenants set forth in the standby purchase agreement, cross-default, default or insolvency on the part of the issuer or other specified entity, actual or asserted invalidity or unenforceability of the standby purchase agreement or any related document (including the Indenture and the Securities), declaration of a moratorium affecting the Securities, or payment defaults on the Securities or under a related municipal financing agreement. Upon the occurrence of any such termination event, we may deliver notice to the issuer, any specified entity, the related trustee, remarketing agent and any applicable paying agent or tender agent regarding our intention to terminate the standby purchase agreement. In that case, the standby purchase agreement would terminate, effective at the close of business on the day following the date of the notice, or if that date is not a business day, on the next business day. However, prior to the time at which termination takes effect, the related Securities will be subject to mandatory tender for purchase from the proceeds of a drawing under the standby purchase agreement. The termination of the standby purchase agreement, however, does not result in an automatic acceleration of the related Securities.

     The above structure is intended to receive the highest short term rating from the rating agencies and to municipal authorities with the lowest cost of financing. There can be no assurances, however, that such ratings will be maintained.

                                   THE COMPANY

     The Company was incorporated in 1990 in the State of Delaware. All outstanding capital stock of the Company is owned by FGIC Holdings, Inc., a Delaware corporation.

     The Company's business consists and will consist of providing liquidity for certain adjustable and floating rate Securities issued by municipal authorities through Liquidity Facilities. The

Securities are typically remarketed by registered broker-dealers at par on a periodic basis to establish the applicable interest rate for the next interest period and to provide a secondary market liquidity mechanism for holders of Securities desiring to sell their Securities. Pursuant to standby purchase agreements with issuers of the Securities, the Company will be obligated to purchase unremarketed securities from the holders thereof who voluntarily or mandatorily tender their Securities for purchase. In order to obtain funds to purchase the securities, the Company will enter into one or more standby loan agreements with the Standby Lender under which the Standby Lender will be irrevocably obligated to lend funds as needed to the Company to purchase securities as required.

     The Company's principal executive offices are located at 115 Broadway, New York, New York 10006, Telephone (212) 312-3000.

                            THE LIQUIDITY FACILITIES

     The Obligations will rank equally with all of our other general unsecured and unsubordinated obligations. The Obligations are not issued pursuant to an indenture.

     Holders of the Securities will be entitled to the benefits and will be subject to the terms of the applicable Liquidity Facility as specified in the Prospectus Supplement. Pursuant to the Liquidity Facilities, we will agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Securities to which such Liquidity Facility relates. Our obligation under each Liquidity Facility will be sufficient to pay a purchase price equal to the principal of the Security to which such facility relates and up to a specified amount of interest at a specified rate set forth in the applicable Prospectus Supplement. We expect that the Liquidity Facilities will have a shorter term than that of the Securities to which they relate, but the Liquidity Facilities are subject to extension or renewal. The term of the applicable Liquidity Facility and the term of the related Securities will be set forth in the applicable Prospectus Supplement.

                           THE STANDBY LOAN AGREEMENTS

     In order to obtain funds to fulfill our obligations under the Liquidity Facilities, we will enter into one or more standby loan agreements with the Standby Lender under which the Standby Lender will be irrevocably obligated to loan funds to us as needed to purchase the Securities to which the applicable Liquidity Facility relates. Each standby loan agreement will have the terms set forth in the applicable Prospectus Supplement. We anticipate that each loan under a standby loan agreement will be in an amount not exceeding the purchase price for the Securities tendered by the holders which will represent the outstanding principal amount of such Securities, and any accrued interest thereon for a specified period. The proceeds of each loan shall be used only for the purpose of paying the purchase price for tendered Securities. If stated in the applicable Prospectus Supplement, the Standby Lender may have the unilateral right to assign its rights and obligations pursuant to the terms of each standby loan agreement subject only to confirmation from the applicable rating agency or rating agencies that the assignment will not result in a lower credit rating on the obligations. We do not anticipate that the Standby Lender will guarantee the Securities to which its standby loan agreement relates or our obligation under any standby purchase agreement.

                              PLAN OF DISTRIBUTION

     The Obligations will not be sold separately from the Securities, which will be offered pursuant to a separate prospectus, official statement or offering circular.

     In connection with the offering of the Obligations pursuant to this Prospectus, any underwriter or agent participating in the offering may overallot or effect transactions which stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

                                  LEGAL MATTERS

     The legality of the Obligations has been passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111.

                                     EXPERTS

     The financial statements of FGIC Securities Purchase, Inc. as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated in this prospectus by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

===================================================

               TABLE OF CONTENTS

                                              Page
                                              ----
Available Information............................2
Documents Incorporated By Reference..............3
Summary..........................................4
The Company......................................6
The Liquidity Facilities.........................6
The Standby Loan Agreement.......................6
Plan of Distribution.............................7
Legal Matters....................................7
Experts..........................................7

==================================================

==================================================

               $1,000,000,000
              principal amount
          plus interest and premium,
                   if any,

        LIQUIDITY FACILITY OBLIGATIONS

                 issued by

              FGIC Securities
               Purchase, Inc.

             ------------------

                 PROSPECTUS

             ------------------


               October 5, 2000

====================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is efffective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                         [FORM OF PROSPECTUS SUPPLEMENT]

     The following is an example of the prospectus supplement which we will issue whenever we issue Obligations under the accompanying prospectus. The final terms of the Obligations, which may be different from the terms described in this prospectus supplement, will be specified in this applicable prospectus supplement.

                               ------------------

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 5, 2000)
                               $------------------

                         PRINCIPAL AMOUNT PLUS INTEREST

                               LIQUIDITY FACILITY

                                       OF

                         FGIC SECURITIES PURCHASE, INC.

                                  IN SUPPORT OF

                                [NAME OF ISSUER]

                                 [NAME OF BONDS]

                               ------------------

     LIQUIDITY FACILITY: We are providing a liquidity facility for the Bonds described below (the "Liquidity Facility"). The Liquidity Facility will expire on [____________] unless it is extended or terminated sooner in accordance with its terms.

     TERMS OF THE BONDS: [The terms of the underlying Bonds to which the Obligations relate will be summarized on the cover of the applicable prospectus supplement.]

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our obligations under the Liquidity Facility (the "Obligations") are not being sold separately from the Bonds. The Bonds are being [marketed/remarketed] under a separate disclosure document. The Obligations may not be separately traded. This prospectus supplement and the accompanying prospectus, appropriately supplemented, may also be delivered in connection with any remarketing of Bonds purchased by us.

                               ------------------

                                 [Underwriters]

                               ------------------

The date of this prospectus supplement is [month/date/year].

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
INTRODUCTION..........................................................S-
DESCRIPTION OF THE BONDS..............................................S-
THE LIQUIDITY FACILITY................................................S-
THE STANDBY LOAN AGREEMENT; GE CAPITAL; RIGHT OF ASSIGNMENT...........S-
EXPERTS...............................................................S-

                               ------------------


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                                  INTRODUCTION

     We are providing you with this prospectus supplement to furnish information regarding our obligations under a Liquidity Facility in support of [$____________] aggregate principal amount OF [TITLE OF BONDS] which [NAME OF ISSUER] (the "Issuer") issued on or about [DATE] (the "Bonds"). We [have entered] [will enter] into a Standby Bond Purchase Agreement (the "Liquidity Facility") with [Issuer/Trustee/other specified entity], pursuant to which we [are] [will be] obligated under certain circumstances to purchase unremarketed Bonds from the holders optionally or mandatorily tendering their Bonds for purchase. In order to obtain funds to purchase the Bonds, we [have entered] [will enter] into a Standby Loan Agreement initially with General Electric Capital Corporation ("GE Capital") under which GE Capital [is] [will be] irrevocably obligated to lend funds to us as needed to purchase Bonds.

     GE Capital has the unilateral right to assign its rights and obligations pursuant to the terms of the Standby Loan Agreement, subject only to confirmation from the applicable rating agency that the assignment will not result in a lower credit rating of the obligation. This means that GE Capital will be released of all liabilities and obligations under any Standby Loan Agreement which it has assigned. Our obligations under the Liquidity Facility will expire on [DATE] unless the Liquidity Facility is extended or terminated sooner in accordance with its terms.

                            DESCRIPTION OF THE BONDS

     [THE APPLICABLE PROSPECTUS SUPPLEMENT WILL SET FORTH A DETAILED DESCRIPTION OF THE UNDERLYING BONDS, INCLUDING A DESCRIPTION OF INTEREST PROVISIONS, FORM, DENOMINATION AND TRANSFER PROVISIONS, REDEMPTION AND TENDER PROVISIONS AND ANY OTHER TERMS APPLICABLE TO THE BONDS.]

                             THE LIQUIDITY FACILITY

     The Obligations will rank equally with all of our other general unsecured and unsubordinated obligations. The Obligations are not issued under an indenture. As of the date of this prospectus supplement, we have approximately $_________ billion amount of obligations currently outstanding, including the Obligations we are issuing under this prospectus supplement.

     Owners of the Bonds to which the Obligations relate will be entitled to the benefits and will be subject to the terms of the Liquidity Facility. Under the Liquidity Facility, we agree to make available to a specified intermediary, upon receipt of an appropriate demand for payment, the purchase price for the Bonds. Our obligation under the Liquidity Facility will be sufficient to pay a purchase price equal to the principal of and up to _____ days' interest on the Bonds at an assumed maximum rate of ____% per year.

                               TERMINATION EVENTS

     The scheduled expiration date of the Liquidity Facility is [month/date/year]. The Indenture relating to the Bonds will specify certain circumstances where we must purchase Bonds that a holder tenders for purchase pursuant to an optional or mandatory tender, which have not been remarketed. Under certain circumstances, we may terminate our obligation to purchase Bonds. The following events would permit such termination:

     [(a)(i) if the Issuer [or other specified entity] fails to pay any portion of the commitment fee when due as set forth in the Standby Bond Purchase Agreement and the related payment reimbursement agreement, or (ii) if the Issuer fails to pay when due any other amount it must pay under those documents and such failure continues for a specified number of business days;

     (b) if the Issuer [or other specified entity] fails to observe or perform any agreement contained in the Standby Bond Purchase Agreement, the Indenture or a related municipal financing agreement (or the applicable State takes any action which would impair the power of the Issuer [or other specified entity] to so comply) and, if such failure is a result of a covenant breach that the Issuer can remedy, such failure continues for a specified number of days following written notice of such failure from us to the Issuer;

     (c) if any representation, warranty, certification or statement made by the Issuer in the Standby Bond Purchase Agreement or any related document or in any certificate, financial statement or other document the Issuer [or other specified entity] delivers under those documents proves to have been incorrect in any material respect when made;

     (d) if the Issuer [or other specified entity] defaults in the payment of principal of or premium, if any, or interest on any bond, note or other evidence of indebtedness that the Issuer [or other specified entity] has issued, assumed or guaranteed, and such default is continuing;

     (e) if the Issuer [or other specified entity] commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or declares a moratorium, or takes any action to authorize any of the foregoing;

     (f) if an involuntary case or other proceeding is commenced against the Issuer [or other specified entity] seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remains undismissed and unstayed for a period of 60 days; or if an order for relief is entered against the Issuer [or other specified entity] under the federal bankruptcy laws;

     (g) if any material provision of the Standby Bond Purchase Agreement or any related document [to be defined in the Standby Bond Purchase Agreement] for any reason whatsoever ceases to be a valid and binding agreement of the Issuer [or other party thereto] or the Issuer [or other party thereto] contests the validity or enforceability of any of these documents; or

     (h) if the Issuer [or other specified entity] does not pay when due any amount payable under the Bonds or under a related municipal financing agreement (regardless of whether the holders of the Bonds waive such failure).]

     [YOU SHOULD BE AWARE THAT THE SPECIFIC TERMINATION EVENTS APPLICABLE TO A LIQUIDITY FACILITY WILL BE SUBJECT TO NEGOTIATION IN EACH CASE. FOR THIS REASON, OTHER OR DIFFERENT TERMINATION EVENTS THAN THOSE LISTED ABOVE MAY APPLY TO THE SPECIFIC LIQUIDITY FACILITY. THE FINAL TERMINATION EVENTS UNDER EACH LIQUIDITY FACILITY WILL BE SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.]

     Upon the occurrence of a termination event, we may deliver notice to the Trustee, the Issuer [or other party thereto] [any specified entity] , the Remarketing Agent and any applicable paying agent or tender agent regarding our intention to terminate the Liquidity Facility. In that case, the Liquidity Facility would terminate, effective at the close of business on the day following the date of the notice, or if that date is not a business day, on the next business day. Before the time at which termination takes effect, the Bonds will be subject to mandatory tender for purchase from the proceeds of a drawing under the Liquidity Facility. The termination of the Liquidity Facility, however, does not result in an automatic acceleration of the Bonds.

     The obligations of the Issuer under the Bonds are as described in the Issuer's separate disclosure document relating to the Bonds.

           THE STANDBY LOAN AGREEMENT; GE CAPITAL; RIGHT OF ASSIGNMENT

     In order to obtain funds to fulfill our obligations under the Liquidity Facility, we [will enter] [have entered] into a standby loan agreement with GE Capital (the "Standby Loan Agreement") under which GE Capital will be irrevocably obligated to lend funds to us as needed to purchase Bonds. The amount of each loan under the Standby Loan Agreement will be no greater than the purchase price for tendered Bonds. The purchase price represents the outstanding principal amount of the tendered Bonds and interest accrued on the principal to but excluding the date we borrow funds under the Standby Loan Agreement. Each loan will mature on a date specified in the Standby Loan Agreement, which date will be set forth in the applicable prospectus supplement. The proceeds of each loan will be used only for the purpose of paying the purchase price for tendered Bonds. When we wish to borrow funds under the Standby Loan Agreement, we must give GE Capital prior written notice by a specified time on the proposed borrowing date. No later than a specified time on each borrowing date (if GE Capital has received the related notice of borrowing by the necessary time on such date), GE Capital will make available the amount of the borrowing requested.

     The Standby Loan Agreement will expressly provide that it is not a guarantee by GE Capital of the Bonds or of our obligations under the Liquidity Facility. GE Capital will not have any responsibility or incur any liability for any act, or any failure to act, by us which results in our failure to purchase tendered Bonds with the funds provided under the Standby Loan Agreement.

     GE Capital [has/will have] the unilateral right at any time to assign its rights and obligations under the Standby Loan Agreement to another standby lender unrelated to GE Capital, provided that the assignment does not result in a reduction in the credit rating of the Obligations. This means that GE Capital will be released of all obligations and liabilities under any Stand Loan Agreement which it has assigned. In the event of any assignment, you will not receive prior notice of the assignment nor will you have any additional rights with respect to the obligations on the Bonds.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges of GE Capital for the periods indicated:

   [WE WILL PROVIDE THIS INFORMATION FOR THE PREVIOUS FIVE YEARS AND THE MOST
                            RECENT INTERIM PERIOD.]

     For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which we believe reasonably approximates the interest factor of such rentals.

            WHERE YOU CAN FIND MORE INFORMATION REGARDING GE CAPITAL

     GE Capital files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information GE Capital files at the SEC's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300, New York, NY 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. GE Capital's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

                INCORPORATION OF INFORMATION REGARDING GE CAPITAL

     The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that GE Capital has previously filed with the SEC. These documents contain important information about GE Capital, its business and its finances.

DOCUMENT                                                     PERIOD
--------                                                     ------
Annual Report on Form 10-K..........................         Year Ended December 31, ________
[Quarterly Reports on Form 10-Q.....................         Quarters Ended March ___, _____, June ___,
                                                             _____ and September ___, _____]

                                     EXPERTS

     The financial statements and schedule of General Electric Capital Corporation and consolidated affiliates as of December 31, and, and for each of the years in the three year period ended December 31, ______, appearing in GE Capital's Annual Report on Form 10-K for the year ended December 31, ______, have been incorporated by reference in the prospectus supplement, in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

================================================================================


                               $------------------


                         principal amount plus interest

                         LIQUIDITY FACILITY OBLIGATIONS

                                    issued by

                         FGIC SECURITIES PURCHASE, INC.

                                  in support of

                                [NAME OF ISSUER]

                                 [NAME OF BONDS]

                               ------------------

                              PROSPECTUS SUPPLEMENT

                               ------------------



                                [month/day/year]

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses expected to be incurred in connection with the offering described in the Registration Statement. All amounts are estimated except the registration fee.

         Registration Fee                            $264,000
         Legal Fees and Expenses                       50,000
         Rating Agency Fees                            25,000
         Miscellaneous and
           Auditor's Fees                              10,000
                                                     --------
              Total                                  $349,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify directors and officers against the reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any action, suit or proceeding by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action, suit or proceeding shall be in the right of the corporation, indemnification shall be provided only against reasonable expenses (including attorneys' fees) and no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against reasonable expenses (including attorneys' fees) any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     The By-Laws of the Company provide that each person who at any time is or shall have been a director, officer, employee or agent of the Company, or is or shall have been serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his or her heirs, executors and administrators, shall be indemnified by the Company in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware.

     The directors of the Company are insured under officers and directors liability insurance policies purchased by the Company. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        Item 601 of
       Regulation S-K
      Exhibit Reference
           Number
------------------------
4.1*  --            Proposed Form of Standby Bond Purchase Agreement (Municipal
                    Issuer).

4.2*  --            Proposed Form of Standby Bond Purchase Agreement (Third Party
                    Conduit Beneficiary).

5*    --            Opinion of Orrick, Herrington & Sutcliffe LLP re: legality of securities.

10.1* -- Proposed Form of Standby Loan Agreement between the Company and a Standby Lender.

24*   --            Consents of experts and counsel:

                           (a) Consent of KPMG LLP
                           (b) Consent of Orrick, Herrington & Sutcliffe LLP
                                    (included in Exhibit 5).

25    --            Power of Attorney (included in Registration Statement at
                  page II-5)

* to be filed by amendment


ITEM 17.  UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i.  To include any prospectus required by Section 10(a)(3) of the

            Securities Act of 1933, as amended (the "Securities Act");

       ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

        (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B.       The undersigned registrant hereby further undertakes:

        (1) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

     (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement which the Registrant reasonably believes will be met by the time of sale) and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized, in The City of New York, State of New York, as of October 5, 2000.

                                       FGIC SECURITIES PURCHASE, INC.

                                       By:  /s/  Ann C. Stern
                                            ---------------------------
                                               Ann C. Stern
                                               President

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of FGIC Securities Purchase, Inc. hereby severally constitute Ann C. Stern and A. Edward Turi, III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable FGIC SECURITIES PURCHASE, INC. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                                  Date
               ---------                                    -----                                  ----
/s/  Ann C. Stern                           President (principal executive                    October 5, 2000
-----------------------------------         officer), Director
     Ann C. Stern

/s/  Rick J. Filippelli                     Treasurer (principal financial and                October 5, 2000
-----------------------------------         accounting officer), Director
      Rick J. Filippelli

/s/  A. Edward Turi, III                      Director                                        October 5, 2000
-----------------------------------
     A. Edward Turi, III

                                  EXHIBIT INDEX

4.1*  --            Proposed Form of Standby Bond Purchase Agreement (Municipal
                    Issuer).

4.2*  --            Proposed Form of Standby Bond Purchase Agreement (Third Party
                    Conduit Beneficiary).

5*    --            Opinion of Orrick, Herrington & Sutcliffe LLP re legality of securities.

10.1* -- Proposed Form of Standby Loan Agreement between the Company and a Standby Lender.

24*   --            Consents of experts and counsel:

                           (a) Consent of KPMG LLP
                           (b) Consent of Orrick, Herrington & Sutcliffe LLP
                                    (included in Exhibit 5).

25    --            Power of Attorney (included in Registration Statement at
                    page II-5).

* to be filed by amendment